Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Barinthus Biotherapeutics plc of our report dated March 20, 2024, relating to the financial statements which appears in Barinthus Biotherapeutics plc's Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

March 20, 2024

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